Execution Version Legally privileged and confidential GBR01/116379333_2 1 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. AMENDMENT DEED relating to a lease and operate agreement dated 26 February 2019 as amended and restated on 3 September 2021 THIS DEED is made on 2024 BETWEEN: 1. GIMI MS CORPORATION, a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Owner"); 2. GOLAR MS OPERATOR S.A.R.L., a société à responsabilité limitée incorporated and organised under the laws of the Islamic Republic of Mauritania, with a share capital of 60,000 Ouguiyas, having its address at 268 Module G, Tevragh Zeina, Nouakchott, Mauritania with registration number 102428/GU/23437/701, and with Tax Identification Number 00625939 (the "Operator"); 3. BP MAURITANIA INVESTMENTS LIMITED, a company incorporated and organised under the laws of England and Wales having its registered office at Chertsey Road, Sunbury on Thames, Middlesex, United Kingdom, TW16 7BP and with a registered branch in Mauritania with registration number 94860/GU/15869 in its capacity as the Unit Operator and for and on behalf of the Co-venturers (the "Lessee"); 4. GOLAR LNG LIMITED, a company organised and existing under the laws of Bermuda with its registered office at 2nd floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11 Bermuda ("GLNG"); 5. KEPPEL MANAGEMENT LTD., a company organised and existing under the laws of Singapore with its address at 1 Harbourfront Avenue, #18-01, Keppel Bay Tower, Singapore ("KM"); 6. BP EXPLORATION OPERATING COMPANY LIMITED, a company incorporated in England whose registered office is at Chertsey Road, Sunbury on Thames, Middlesex TW16 7BP ("BPEOC"); 7. KOSMOS ENERGY LIMITED, a company incorporated in the State of Delaware whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 ("KEL"); and 8. BP SENEGAL INVESTMENTS LIMITED, a company incorporated in England and Wales whose registered office is at Chertsey Road, Sunbury on Thames, Middlesex, United Kingdom, TW16 7BP ("BPSIL"). WHEREAS: A. On 26 February 2019, the Owner and the Lessee entered into a lease and operate agreement relating to a FLNG facility for the Greater Tortue/Ahmeyim ("GTA") gas field offshore of Mauritania and Senegal, to which the Operator acceded on 7 August 2019 pursuant to a deed of accession, as subsequently amended and restated pursuant to a deed of amendment and restatement (the "Amendment and Restatement Deed") on 3 September 2021 (the "Original LOA").

Execution Version Legally privileged and confidential GBR01/116379333_2 2 B. On 27 September 2019, BPEOC issued a deed of guarantee in favour of the Owner (as beneficiary), which was amended and restated pursuant to the Amendment and Restatement Deed (the "BPEOC Guarantee"). C. On 27 September 2019, KEL and BPEOC issued a deed of guarantee and indemnity in favour of BPSIL, the Lessee and the Owner (as beneficiaries), which was amended and restated pursuant to the Amendment and Restatement Deed (the "KEL Guarantee and Indemnity"). D. On 1 October 2020, there was an exchange of a letter between the Lessee and the Owner titled "Lessee FM Event and Owner FM Event – Critical Dates and Project Schedule" (the "Critical Dates and Project Schedule Letter"). E. On 15 April 2024, the Owner, the Lessee and KEL entered into a non-binding letter of intent setting out general principles for (i) an amendment to the Original LOA, (ii) the settlement of certain open claims and issues and (iii) providing a framework for the accelerated commissioning option in respect of the FLNG Facility (including the slide pack attached thereto, the "LOI"). F. On 13 May 2024, the Owner, the Operator, the Lessee, BPEOC, KEL, GLNG and KM entered into an agreement amending the Original LOA to reflect the discontinuation of LIBOR (the "LIBOR Discontinuation Letter"). G. The Owner, the Operator and the Lessee wish to further amend the Original LOA on the basis of the general principles set out in the LOI, including; (i) a commercial reset between the Owner, the Operator and the Lessee to underpin an enduring and productive relationship, (ii) a focus on safe and reliable operations, (iii) collaborative delivery of joint milestones, (iv) an equitable and expedient path to commercial operations and (v) continuous alignment through transparent communications (the "Reset Arrangement"). H. The Original LOA, as amended by this 2024 Amendment Deed, and the LIBOR Discontinuation Letter, shall be referred to as the "LOA". I. GLNG and KM (as Owner Credit Support Providers), BPEOC and KEL (as Lessee Credit Support Providers) and BPSIL wish to record their acknowledgement of, and agreement to, this 2024 Amendment Deed. J. On the date hereof, the Owner and the Lessee have entered into an agreement for the settlement of certain Disputes, requests, claims, complaints and other matters, as further detailed therein (the "Settlement Deed"). K. The Owner and the Lessee hereby acknowledge that they will concurrently execute this 2024 Amendment Deed and the Settlement Deed and none of them shall have any effect until all of them are fully effective. IT IS AGREED as follows: 1. DEFINITIONS Terms defined in the Original LOA shall, unless otherwise defined in this 2024 Amendment Deed, bear the same meaning when used in this 2024 Amendment Deed and the following terms shall have the following meanings: "Amendment and Restatement Deed" shall have the meaning given in Recital A. "BPEOC Guarantee" shall have the meaning given in Recital B. "Critical Dates and Project Schedule Letter" shall have the meaning given in Recital D. "Delay Amount" shall have the meaning given to it in clause 2.1.1 (Settlement, Release and Agreement Not to Sue) of the Settlement Deed. "GLNG Guarantee" means that certain guarantee dated 27 September 2019 relating to the FLNG Facility provided by GLNG in favour of the Lessee.

Execution Version Legally privileged and confidential GBR01/116379333_2 3 "GTA" shall have the meaning given in Recital A. "KEL Guarantee and Indemnity" shall have the meaning given in Recital C. "KM Guarantee" means that certain guarantee dated 27 September 2019 relating to the FLNG Facility provided by KM in favour of the Lessee. "LIBOR Discontinuation Letter" shall have the meaning given in Recital F. "LOA" shall have the meaning given in Recital H. "LOI" shall have the meaning given in Recital E. "Original LOA" shall have the meaning given in Recital A. "Representation" shall have the meaning given to it in paragraph 8.2.2 of this 2024 Amendment Deed. "Reset Arrangement" shall have the meaning given in Recital G. "Settlement Deed" shall have the meaning given in Recital J. "Signatory" means each of the Owner, the Lessee, the Operator, GLNG, KM, BPEOC, KEL and BPSIL and "Signatories" means collectively the Owner, the Lessee, the Operator, GLNG, KM, BPEOC, KEL and BPSIL. "Waived Delays" shall have the meaning given to it in clause 2.1.2 (Settlement, Release and Agreement Not to Sue) of the Settlement Deed. "2024 Amendment Deed" means this deed of amendment (including all Schedules hereto). "2024 Amendment Deed Effective Date" means the later of (i) the date hereof and (ii) the date of the Settlement Deed. 2. INTERPRETATION 2.1 Except as otherwise expressly provided in this 2024 Amendment Deed, the rules of interpretation set out in Clause 1.2 (Interpretation) of the Original LOA will apply to this 2024 Amendment Deed. 2.2 If there is any inconsistency between the terms of this 2024 Amendment Deed and the terms of the Settlement Deed, the terms of this 2024 Amendment Deed shall have precedence. 3. AMENDMENTS 3.1 The Original LOA shall be amended with effect from (and including) the 2024 Amendment Deed Effective Date as set out in Schedule 1. 3.2 Schedule 2 sets out a conformed copy of the LOA, inclusive of, but not limited to, all amendments made thereto by virtue of this 2024 Amendment Deed and also includes the amendments pursuant to the LIBOR Discontinuation Letter. Such conformed copy is provided solely for the convenience of reference and does not restate the LOA. 4. CONTINUATION Except as varied by the terms of this 2024 Amendment Deed and the LIBOR Discontinuation Letter, the Original LOA will remain in full force and effect. Any reference in the Original LOA to the Original LOA or to any provision of the Original LOA will be construed, from the 2024 Amendment Deed Effective Date, as a reference to the LOA, or that provision, as amended by this 2024 Amendment Deed and the LIBOR Discontinuation Letter. 5. WAIVERS AND ACKNOWLEDGMENTS 5.1 The Parties acknowledge and agree that: 5.1.1 any acts, obligations and activities required to be performed pursuant to Schedule 29 (Accelerated Commissioning) of the LOA (but without prejudice to paragraph 7.4.2 of Schedule 29 (Accelerated Commissioning) of the LOA) (collectively, the "Accelerated Commissioning Activities"), and otherwise pursuant to the 2024

Execution Version Legally privileged and confidential GBR01/116379333_2 4 Amendment Deed do not constitute a Lessee Request (within the meaning of Clause 6.1 (Lessee Request) of the LOA), an Owner Request (within the meaning of Clause 6.2 (Owner Request) of the LOA) or a Change, and therefore: (A) a Variation Order Proposal (pursuant to Clause 6.5 (Variation Order Proposal) and Schedule 12 (Variation Order Proposal) of the LOA and a Variation Order (pursuant to Clause 6.7 (Variation Order) of the LOA) are not required; (B) no Variation Costs shall be payable (pursuant to Clause 6.6 (Variation Cost) of the LOA); and (C) no other provisions of the LOA in respect of a Variation shall apply, as a result of, or to implement or give effect to, this 2024 Amendment Deed and the Accelerated Commissioning Activities; 5.1.2 no Owner Request or Lessee Request can be raised in relation to Delay Amounts or Waived Delays or any facts or circumstances arising in respect of the Delay Amounts or Waived Delays; 5.1.3 in respect of the period prior to 10 January 2024, each of the Owner and the Lessee shall remain entitled to retain any payment actually received from the other Parties in relation to the Waived Delays; and 5.1.4 for the purposes of Clause 15.2(b) (Force Majeure) of the LOA, the Parties acknowledge that, as set out in the Critical Dates and Project Schedule Letter, certain FM Events have occurred prior to the 2024 Amendment Deed Effective Date, and that such FM Events or the effects thereof, and the Critical Dates and Project Schedule Letter, shall not be deemed waived, released or otherwise disapplied as a consequence of this 2024 Amendment Deed. 5.2 In respect of the relevant debt financing arrangements: 5.2.1 the Owner confirms that, as at the 2024 Amendment Deed Effective Date, any consents and/or waivers that are required in accordance with such financing arrangements in order for the Owner to enter into, or to implement or give effect to, this 2024 Amendment Deed, have been obtained; and 5.2.2 the Owner confirms that, as at the 2024 Amendment Deed Effective Date, the loan(s) provided to the Owner under such financing arrangements have not been accelerated, including by virtue of a declaration that all or part of the relevant loan, together with accrued interest, be immediately due and payable. 5.3 In respect of payments made by the Owner or the Lessee under the Original LOA between 10 January 2024 and the 2024 Amendment Deed Effective Date (inclusive): 5.3.1 the Parties agree that: (A) any amounts which have been paid in respect of any Delay Amount by the Lessee to the Owner shall be repaid by the Owner to the Lessee pursuant to paragraph (F) below; (B) any amounts which have been paid in respect of any Delay Amount by the Owner to the Lessee shall be repaid by the Lessee to the Owner pursuant to paragraph (F) below; (C) any amounts which have been invoiced by the Lessee and not paid by the Owner in respect of any Delay Amount, shall not be paid or repaid by the Owner to the Lessee pursuant to paragraph (F) below and the Lessee shall cancel such invoices and shall not be able to make any claim for any payment for such invoices; (D) any amounts which have been invoiced by the Owner and not paid by the Lessee in respect of any Delay Amount, shall not be paid or repaid by the Lessee to the Owner pursuant to paragraph (F) below and the Owner shall

Execution Version Legally privileged and confidential GBR01/116379333_2 5 cancel such invoices and shall not be able to make any claim for any payment for such invoices; (E) for the avoidance of doubt, no interest shall accrue and be payable, nor shall have accrued and become payable, on the amounts set out in paragraphs (A) and (B) above; and (F) the amounts payable under paragraphs (A) and (B) above shall be set-off against each other so that a single payment shall be due either (i) from the Owner to the Lessee or (ii) from the Lessee to the Owner; 5.3.2 such amount under paragraph 5.3.1(F) above shall be payable as follows: (A) if such payment is due to the Owner, within thirty (30) days of the date of an invoice from the Owner to the Lessee in respect of such amount; and (B) if such payment is due to the Lessee, within thirty (30) days of the date of an invoice from the Lessee to the Owner in respect of such amount. 5.4 The Parties acknowledge that, as at the 2024 Amendment Deed Effective Date, there have been instances where the time periods for the development, delivery or notification of the Manuals and Protocols and the Project Schedule, or the changes thereto, have not been complied with, and clause 2.2 (Settlement, Release and Agreement Not to Sue) of the Settlement Deed shall apply to such non-compliance. 5.5 From the 2024 Amendment Deed Effective Date, the Commissioning Protocol attached at Schedule 3 shall be the Commissioning Protocol pursuant to Clause 7.6(b)(ii) of the LOA. 6. LESSEE CREDIT SUPPORT CONFIRMATIONS 6.1 BPEOC Guarantee For the purposes of clause 7 (Amendment to the Agreement) of the BPEOC Guarantee and, to the extent that the amendments to the Original LOA pursuant to paragraph 3 (Amendments) above give rise to any alterations and/or variations to the provisions of the Original LOA which may affect the obligations of BPEOC under the BPEOC Guarantee, BPEOC: 6.1.1 acknowledges and agrees that the alterations and/or variations to the provisions of the Original LOA are made in accordance with the provisions of the Original LOA; 6.1.2 provides its prior written consent to the alterations and/or variations to the provisions of the Original LOA; and 6.1.3 acknowledges and agrees that the obligations and liabilities of BPEOC under the BPEOC Guarantee shall continue unaffected on and from the 2024 Amendment Deed Effective Date. 6.2 KEL Guarantee and Indemnity For the purposes of clause 8.1 (Amendments) of the KEL Guarantee and Indemnity and, to the extent that the amendments to the Original LOA pursuant to paragraph 3 (Amendments) above give rise to any alterations and/or variations to the provisions of the Original LOA which may affect the obligations of KEL, BPEOC and BPSIL under the KEL Guarantee and Indemnity, KEL, BPEOC and BPSIL each: 6.2.1 acknowledges and agrees that the alterations and/or variations to the provisions of the Original LOA are made in accordance with the provisions of the Original LOA; 6.2.2 provides its prior written consent to the alterations and/or variations to the provisions of the Original LOA; and 6.2.3 acknowledges and agrees that the obligations and liabilities of KEL, BPEOC and BPSIL under the KEL Guarantee and Indemnity shall continue unaffected on and from the 2024 Amendment Deed Effective Date.

Execution Version Legally privileged and confidential GBR01/116379333_2 6 7. OWNER CREDIT SUPPORT CONFIRMATIONS 7.1 GLNG Guarantee For the purposes of clause 7 (Amendment to the Agreement) of the GLNG Guarantee and, to the extent that the amendments to the Original LOA pursuant to paragraph 3 (Amendments) above give rise to any alterations and/or variations to the provisions of the Original LOA which may affect the obligations of GLNG under the GLNG Guarantee, GLNG: 7.1.1 acknowledges and agrees that the alterations and/or variations to the provisions of the Original LOA are made in accordance with the provisions of the Original LOA; 7.1.2 provides its prior written consent to the alterations and/or variations to the provisions of the Original LOA; and 7.1.3 acknowledges and agrees that the obligations and liabilities of GLNG under the GLNG Guarantee shall continue unaffected on and from the 2024 Amendment Deed Effective Date. 7.2 KM Guarantee For the purposes of clause 7 (Amendment to the Agreement) of the KM Guarantee and, to the extent that the amendments to the Original LOA pursuant to paragraph 3 (Amendments) above give rise to any alterations and/or variations to the provisions of the Original LOA which may affect the obligations of KM under the KM Guarantee, KM: 7.2.1 acknowledges and agrees that the alterations and/or variations to the provisions of the Original LOA are made in accordance with the provisions of the Original LOA; 7.2.2 provides its prior written consent to the alterations and/or variations to the provisions of the Original LOA; and 7.2.3 acknowledges and agrees that the obligations and liabilities of KM under the KM Guarantee shall continue unaffected on and from the 2024 Amendment Deed Effective Date. 8. GENERAL LEGAL PROVISIONS 8.1 Governing Law This 2024 Amendment Deed, and any dispute or Claims arising out of or in connection with it, or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or Claims) shall be governed by and construed in accordance with the laws of England and Wales. 8.2 Entire Agreement 8.2.1 Each Signatory agrees on behalf of itself that this 2024 Amendment Deed: (A) constitutes the whole agreement in relation to the amendments, waivers, confirmations and acknowledgements hereunder, and supersedes any previous agreement between the Signatories in relation to the same; and (B) to the extent permitted by law, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing. 8.2.2 Each Signatory agrees that this 2024 Amendment Deed is made on the basis that no Signatory has been induced to enter into this 2024 Amendment Deed by, nor has relied on, nor been given, any statement, representation, warranty, assurance, covenant, indemnity, undertaking, commitment, acknowledgement, confirmation or waiver ("Representation") which is not expressly set out in this 2024 Amendment Deed. 8.2.3 Each Signatory agrees that its only right of action in relation to any:

Execution Version Legally privileged and confidential GBR01/116379333_2 7 (A) innocent or negligent Representation set out in this 2024 Amendment Deed or given in connection with this 2024 Amendment Deed shall be for breach of contract, and damages shall be the only remedy; and (B) fraudulent Representation set out in this 2024 Amendment Deed or given in connection with this 2024 Amendment Deed shall be for breach of contract, and damages and recission shall be the only remedies. 8.2.4 All other rights and remedies in relation to any such Representation (including those in tort or arising under statute) are excluded. 8.3 Costs Subject to clause 4.2 (Costs) of the Settlement Deed, each Signatory shall bear its own costs and expenses incurred in connection with the negotiation and preparation of this 2024 Amendment Deed and any other documents referred to in this 2024 Amendment Deed and any other documents which are ancillary or incidental to it. 8.4 Further assurance Each Signatory shall, after execution of this 2024 Amendment Deed, as soon as reasonably practicable, execute all such deeds and documents and do all such things as the other Signatories may reasonably require for perfecting the transactions intended to be effected under, or pursuant to, this 2024 Amendment Deed and for giving the other Signatories the full benefit of the provisions of this 2024 Amendment Deed. 8.5 Provisions incorporated by reference Clauses 24 (Dispute Resolution), 25 (Waiver of Immunity), 26 (Confidentiality), 29 (Notices), 30.4 (Severance of Invalid Provisions), 30.5 (Rights of Third Parties) (excluding limbs (b) and (c) of Clause 30.5), 30.7 (Counterparts), 30.9 (Amendments), Clause 31 (Business Principles), 32 (Digital Security), 33 (Human Rights) and 34 (Agency) of the Original LOA shall apply to this 2024 Amendment Deed as if: 8.5.1 expressly set out in full in this 2024 Amendment Deed; and 8.5.2 references in those Clauses to "this Agreement" were references to this 2024 Amendment Deed. IN WITNESS WHEREOF this 2024 Amendment Deed has been executed and delivered as a deed on the date first above written.

Execution Version Legally privileged and confidential GBR01/116379333_2 8 EXECUTED and delivered as a DEED by GIMI MS CORPORATION acting by: ……………………………………. Name: Erik Stavseth Title: Director In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Erik Stavseth /s/ Pernille Noraas Pernille Noraas Head of Legal [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 9 EXECUTED and delivered as a DEED by GOLAR MS OPERATOR S.A.R.L. acting by: ……………………………………. Name: Teddy Teisrud Title: General Manager In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Teddy Teisrud /s/ Pernille Noraas Pernille Noraas Head of Legal [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 10 EXECUTED and delivered as a DEED by BP MAURITANIA INVESTMENTS LIMITED acting by: ……………………………………. Name: Dave Campbell Title: Director In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Dave Campbell /s/ Sarah Ann Campbell Sarah Ann Campbell Teacher [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 11 EXECUTED and delivered as a DEED by GOLAR LNG LIMITED acting by: ……………………………………. Name: Tor Olav Troim Title: Chairman In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Tor Olav Troim /s/ Karl Fredrik Staubo Karl Fredrik Staubo CEO, Golar LNG [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 12 EXECUTED and delivered as a DEED by KEPPEL MANAGEMENT LTD. acting by: ……………………………………. Name: Christina Tan Title: Director In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Christina Tan /s/ Sharon Tay Sharon Tay Fund Management & Investment [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 13 EXECUTED and delivered as a DEED by BP EXPLORATION OPERATING COMPANY LIMITED acting by: ……………………………………. Name: Doris Reiter Title: Director In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Doris Reiter /s/ Ella Hunt Ella Hunt Business Advisor [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 14 EXECUTED and delivered as a DEED by KOSMOS ENERGY LIMITED acting by: ……………………………………. Name: Todd Niebruegge Title: SVP In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Todd Niebruegge /s/ Jonas Niebruegge Jonas Niebruegge Student [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 15 EXECUTED and delivered as a DEED by BP SENEGAL INVESTMENTS LIMITED acting by: ……………………………………. Name: Dave Campbell Title: Director In the presence of: Witness's Signature: ……………………………………. Name: ……………………………………. Occupation: ……………………………………. Address: ……………………………………. ……………………………………. /s/ Erik Stavseth /s/ Sarah Ann Campbell Sarah Ann Campbell Teacher [*****]

Execution Version Legally privileged and confidential GBR01/116379333_2 16 SCHEDULE 1 AMENDMENTS TO THE ORIGINAL LOA 1. PRE-COD PAYMENTS 1.1 Clause 1.1 (Definitions) of the Original LOA shall be amended by including the following definitions in the appropriate alphabetical position: ""2024 Amendment Deed" means the amendment deed to amend this Agreement entered into between the Parties (among others) on or around 2024. "4 LNG Trains Capacity Payment Date" shall have the meaning given in Clause 13.13(c) (Bonus Milestone Payments). "Accelerated Commissioning" means conducting commissioning and testing works of the FLNG Facility using the Accelerated Commissioning Feed Gas delivered by the Lessee from the Accelerated Commissioning LNG Carrier via the LNG Hub Facilities, in advance of the GTA Field Feed Gas being produced from the GTA Project. "Accelerated Commissioning Commencement Date" means the first date on which Accelerated Commissioning Feed Gas produced from an alternative source other than the Unit Area is introduced into the LNG Hub Facilities, as notified to the Owner by the Lessee. "Accelerated Commissioning Feed Gas" means hydrocarbons delivered from the Accelerated Commissioning LNG Carrier to the FLNG Facility, either in a gaseous or liquid state, for the purpose of Accelerated Commissioning. "Accelerated Commissioning Interface Studies" means studies to ensure that carrying out the Accelerated Commissioning shall only give rise to reasonably acceptable risk in respect of the technical, structural or operational integrity of the LNG Hub Facilities and/or the FLNG Facility, and as such the basis of design for both facilities is robust. "Accelerated Commissioning LNG Carrier" means the carrier transporting approximately 170,000m3 of LNG, or as otherwise agreed between the Lessee and the Owner, that arrives at the LNG Hub Facilities for the purposes of effecting Accelerated Commissioning. "Accelerated Commissioning LNG Production" means the quantity of LNG run-down into the FLNG Facility's tanks (net of flash gas and boil-off) produced from Accelerated Commissioning Feed Gas delivered pursuant to this Agreement. "Accelerated Commissioning Period" shall mean the period commencing on the Accelerated Commissioning Trigger Date and ending on termination of the Accelerated Commissioning pursuant to paragraph 6 of Schedule 29 (Accelerated Commissioning). "Accelerated Commissioning Protocol" shall have the meaning given in paragraph 2 of Schedule 29 (Accelerated Commissioning). "Accelerated Commissioning Rate" shall have the meaning given in Clause 13.12(a)(iii) (Pre-COD Rate). "Accelerated Commissioning Scope of Work" means the scope of work to be conducted by the Owner and the Lessee as set out in the Accelerated Commissioning Protocol. "Accelerated Commissioning Study Reports" means the study reports to be delivered pursuant to paragraphs 3.1 and 3.2 of Schedule 29 (Accelerated Commissioning). "Accelerated Commissioning Technical Feasibility Study" means studies to determine the technical feasibility of conducting Accelerated Commissioning. "Accelerated Commissioning Trigger Date" means the first date on which all of the following conditions have been satisfied or, where the Lessee and the Owner so agree, waived: (1) completion of the activities agreed to be undertaken before the Accelerated Commissioning Trigger Date pursuant to paragraph 3.3 of Schedule 29 (Accelerated Commissioning); (2) completion of any outstanding actions identified in the findings of the Pre-Start Up Technical Review pursuant to paragraph 4.2.1 of Schedule 29 (Accelerated Commissioning); (3) Lessee notification under paragraph 4.2.3 of Schedule 29 (Accelerated

Execution Version Legally privileged and confidential GBR01/116379333_2 17 Commissioning) to the effect that the Lessee wishes to implement Accelerated Commissioning; and (4) the date that the Accelerated Commissioning Protocol has been agreed pursuant to paragraph 2 of Schedule 29 (Accelerated Commissioning). "Bonus Milestone Payment" shall have the meaning given in Clause 13.13 (Bonus Milestone Payments). "Commissioning Rate" shall have the meaning given in Clause 13.12(a)(iv) (Pre-COD Rate). "Commissioning Rate Payment Commencement Date" shall have the meaning given in Clause 13.12(a)(iv) (Pre-COD Rate). "Commissioning Rate Requirements" shall have the meaning given in Clause 13.12(d) (Pre-COD Rate). "Commissioning Start Backstop Date" means [*****], as such date may be deferred pursuant to Clause 13.12(c) (Pre-COD Rate). "Connection Backstop Date" means [*****], as such date may be deferred pursuant to Clause 13.12(b) (Pre-COD Rate). "Connection Rate" shall have the meaning given in Clause 13.12(a)(ii) (Pre-COD Rate). "Connection Rate Payment Commencement Date" shall have the meaning given in Clause 13.12(a)(ii) (Pre-COD Rate). "First LNG Cargo Payment Cut-off Date" shall have the meaning given in Clause 13.13(b) (Bonus Milestone Payments). "FLNG Project Schedule Level 1" means the Owner's current schedule for the installation and commissioning of the FLNG Facility. "GTA Field Feed Gas" means Feed Gas produced from within the Unit Area. "Non-Satisfaction Period" shall have the meaning given in Clause 13.12(d) (Pre-COD Rate). "Original LOA" means the lease and operate agreement between the Owner and the Lessee relating to a FLNG facility for the Greater Tortue/Ahmeyim gas field offshore of Mauritania and Senegal, acceded to on 7 August 2019 by the Operator, and as subsequently amended and restated pursuant to a deed of amendment and restatement on 3 September 2021. "Pre-Commissioning Billing Period" means the period beginning at 00.00 hours on the first (1st) Day of any calendar month and ending at 24.00 hours on the last Day of that calendar month, provided that: (a) the first Pre-Commissioning Billing Period shall begin at [*****] in which the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed) has occurred; and (b) the final Pre-Commissioning Billing Period shall begin at [*****] on the Day immediately preceding the Commissioning Start Date. "Pre-Commissioning Start Date Cap" shall have the meaning given in Clause 13.14 (Limitation on certain Payments prior to Commissioning Start Date). "Pre-Connection Rate" shall have the meaning given in Clause 13.12(a)(i) (Pre-COD Rate). "Pre-Start Up Technical Review" means the pre-start up review contained in Appendix 4 of Schedule 5 (Design, Build and Operational Readiness Requirements) of the LOA. "Settlement Deed" has the meaning given in the 2024 Amendment Deed." 1.2 In Clause 1.1 (Definitions) of the Original LOA, the following definitions shall be deleted and replaced with the following: ""Core Work" means the design, engineering, conversion, construction, procurement, fabrication, pre-commissioning, classification, transit, mooring, installation and connection to

Execution Version Legally privileged and confidential GBR01/116379333_2 18 the Feed Gas supply pipeline at the Feed Gas Receipt Point, testing, commissioning, Accelerated Commissioning (subject to election of the Accelerated Commissioning pursuant to paragraphs 4.1 and 4.2.3 of Schedule 29 (Accelerated Commissioning)), operations readiness and, at the end of the Lease Period, demobilisation of the FLNG Facility and for the purposes of this Agreement shall include the PA Work even if the same work or activity was performed by or on behalf of GLNG under the Preliminary Agreement. "Feed Gas" means Natural Gas delivered to the FLNG Facility at the Feed Gas Receipt Point, not including Accelerated Commissioning Feed Gas." 1.3 Clause 7.9(d) (Target connection date) of the Original LOA shall be deleted and replaced with the following: "(d) The Owner shall notify the Lessee of the date when the FLNG Facility is ready to be moored at the LNG Hub Facilities and securely interconnected to the Lessee's Feed Gas pipeline at the Feed Gas Receipt Point in accordance with the Interface Protocol (the date when the FLNG Facility is ready to be moored at the LNG Hub Facilities and securely interconnected to the Lessee's Feed Gas pipeline at the Feed Gas Receipt Point shall be the "Ready for Connection Date"). The Parties hereby acknowledge that the Ready for Connection Date was achieved on a date occurring [*****]." 1.4 Clause 13 (Dayrate) of the Original LOA shall be amended by including the following as new Clauses 13.12 (Pre-COD Rate), 13.13 (Bonus Milestone Payments), 13.14 (Limitation on certain Payments prior to the Commissioning Start Date) and 13.15 (Limitation on Claims) immediately after Clause 13.11 (Emissions and HSSE Performance): "13.12 Pre-COD Rate (a) A rate shall be payable to the Owner by the Lessee for each Day pursuant to the following payment schedule: (i) commencing on [*****] and concluding on (but including) the day immediately preceding the Connection Rate Payment Commencement Date, [*****] ("Pre-Connection Rate"); (ii) subject to paragraph (b) below, commencing on the earlier of (i) the Connection Date and (ii) the Connection Backstop Date ("Connection Rate Payment Commencement Date") and concluding on (but including) the Day immediately preceding the earlier of (x) the Accelerated Commissioning Commencement Date (subject to election of the Accelerated Commissioning pursuant to paragraphs 4.1 and 4.2.3 of Schedule 29 (Accelerated Commissioning)) and (y) the Commissioning Rate Payment Commencement Date, [*****] ("Connection Rate"); (iii) commencing on the Accelerated Commissioning Commencement Date (subject to election of the Accelerated Commissioning pursuant to paragraphs 4.1 and 4.2.3 of Schedule 29 (Accelerated Commissioning)) and concluding on (but including) the Day immediately preceding the Commissioning Rate Payment Commencement Date, [*****] ("Accelerated Commissioning Rate"); and (iv) subject to paragraphs (c) and (d) below, commencing on the earlier of Commissioning Start Date or Commissioning Start Backstop Date ("Commissioning Rate Payment Commencement Date") and concluding on (but including) the Day immediately preceding the first Day of the Lease Period, [*****] ("Commissioning Rate"). (b) In respect of the Connection Rate, the Connection Backstop Date shall be deferred on a day for day basis if immediately prior to such date and for so long as:

Execution Version Legally privileged and confidential GBR01/116379333_2 19 (i) the Lessee has satisfied all Minimum Requirements for each item which the Lessee is responsible for, as well as the Lessee’s portion of any joint Lessee/Owner entry to the Lessee’s Operating Boundary Minimum Requirements set out in the checklist entitled ‘FLNG Facility Entry to Lessee’s Operating Boundary – Minimum Requirements' which was developed and populated by the Parties in the joint sessions in [*****]; and (ii) the FLNG Facility fails to comply with the requirements of the relevant Classification Society and any applicable laws of the Flag State, in each case in effect at the relevant time, always provided that (1) if the Lessee is of the view that the Owner or the Owner Group has failed to meet their requirements specified in sub-Clause 13.12(b)(ii), as a pre-condition for the Connection Backstop Date to be deferred, the Lessee must promptly (and in any event no later than five (5) Business Days following receipt of Owner’s invoice), and comprehensively detail in writing the requirements not met, the grounds on which it states such requirements are not met, and what, in its reasonable opinion, the Owner must do in order to meet such requirements; and (2) any dispute as to whether any technical requirements are being met or not with respect to sub-Clauses 13.12(b)(i) and (ii) above shall be determined and resolved by a Hold-point Expert pursuant to Clause 7.4 (Hold-points). (c) In respect of the Commissioning Rate, the Commissioning Start Backstop Date shall be deferred on a day for day basis if immediately prior to such date and for so long as: (i) the Lessee has met its requirements under this Agreement for the Commissioning Start Date pursuant to Clause 7.10(a) and (d) (Commissioning Start Date), including approved Variation Order Proposal No. 021 Rev 2 and Variation Order 029 and all matters under the Pre-Start Up Technical Review for which the Lessee is responsible including any interface responsibilities; and (ii) the Owner has failed to meet the requirements of the Pre-Start Up Technical Review for which it is responsible under this Agreement, always provided that (1) if the Lessee is of the view that the Owner has failed to meet the requirements of the Pre-Start Up Technical Review for which it is responsible under this Agreement, as a pre-condition for the Commissioning Start Backstop Date to be deferred, the Lessee must promptly (and in any event no later than five (5) Business Days following receipt of Owner’s invoice), and comprehensively detail in writing the requirements not met, the grounds on which it states such requirements are not met, and what, in its reasonable opinion, the Owner must do in order to meet such requirements; and (2) any dispute as to whether any technical requirements are being met or not with respect to sub-Clauses 13.12(c)(i) and (ii) above shall be determined and resolved by a Hold-point Expert pursuant to Clause 7.4 (Hold-points). (d) Where the Commissioning Rate is payable to the Owner pursuant to Clause 13.12(a)(iv) (Pre-COD Rate) in respect of any period prior to the Commissioning Start Date, the Lessee shall only be required to pay the Commissioning Rate in respect of such period if the Owner continues to maintain in all material respects the systems of the FLNG Facility as set out in the Pre-Start Up Technical Review to the extent necessary for the FLNG Facility to safely receive Natural Gas on reasonable notice by the Lessee of delivery of such Natural Gas to the FLNG Facility (the "Commissioning Rate Requirements"), and where the Commissioning Rate Requirements are not satisfied during such period (such period of

Execution Version Legally privileged and confidential GBR01/116379333_2 20 non-satisfaction being the "Non-Satisfaction Period") the Lessee shall pay the Connection Rate pursuant to Clause 13.12(a)(ii) (Pre-COD Rate) from the date that it is agreed in writing with the Owner that the Non- Satisfaction Period has commenced (or, failing agreement, the date of commencement of the Non-Satisfaction Period as determined by a Hold- point Expert pursuant to Clause 7.4 (Hold-points)), until such time as the Commissioning Rate Requirements are satisfied as notified by the Owner to the Lessee in writing, and from the later of the Commissioning Rate Requirements being satisfied and the Lessee receiving the aforementioned notice, the Lessee shall be required to pay the Commissioning Rate in accordance with Clause 13.12(a)(iv) (Pre-COD Rate). For the avoidance of doubt, if there is a further Non-Satisfaction Period prior to the Commissioning Start Date, the Lessee shall pay the Connection Rate in respect of such Non-Satisfaction Period pursuant to Clause 13.12(a)(ii) (Pre-COD Rate) and in accordance with this Clause 13.12(d) (Pre-COD Rate). Any dispute as to whether the Commissioning Rate Requirements are being met or not shall be determined and resolved by a Hold-point Expert pursuant to Clause 7.4 (Hold-points). 13.13 Bonus Milestone Payments A one-time lump-sum payment in each of the following amounts (each a "Bonus Milestone Payment") shall be payable by the Lessee to the Owner if its respective condition has been satisfied: [*****] 13.14 Limitation on certain Payments prior to the Commissioning Start Date The aggregate total of the Pre-Connection Rate, the Connection Rate, the Accelerated Commissioning Rate (if applicable), the Commissioning Rate payable in respect of the period prior to the Commissioning Start Date and the Bonus Milestone Payments which (i) have been paid and (ii) become payable by the Lessee under this Agreement prior to the Commissioning Start Date shall not exceed [*****] (the "Pre-Commissioning Start Date Cap"), and the Lessee shall not be required to make any payment in respect of the same for any reason whatsoever pursuant to this Agreement to the extent that as a result of such payment the Pre-Commissioning Start Date Cap will be exceeded. For the avoidance of doubt, for the purpose of calculating whether the Pre-Commissioning Start Date Cap has been exceeded, the sums paid under Clauses 13.12 (Pre-COD Rate) (excluding the period after the Commissioning Start Date) and 13.13 (Bonus Milestone Payments) shall be aggregated. 13.15 Limitation on Claims Without prejudice to the application of clause 2 (Settlement, Release and Agreement Not to Sue) of the Settlement Deed and paragraph 5 (Waivers and Acknowledgements) of the 2024 Amendment Deed, the Owner and the Operator shall not be entitled to receive any (i) remuneration in respect of the Work, (ii) performance related bonus or (iii) costs incurred in the provision of the Work, each in respect of the period up to the Commercial Operations Date, except: (a) to the extent arising in connection with any and all: (i) Variation Costs resulting from a Variation pursuant to Clause 6 (Variations); (ii) payments under the Work Programme and Budget pursuant to Clauses 9.5(l)(iv) and (v) (Work Programme and Budget); and (iii) payments pursuant to Clause 17.4 (Requisition of FLNG Facility); (b) as set out in Clauses 13.12 (Pre-COD Rate) and 13.13 (Bonus Milestone Payments); and

Execution Version Legally privileged and confidential GBR01/116379333_2 21 (c) as otherwise agreed by the Parties." 1.5 Clause 14.1(b) of the Original LOA shall be deleted and replaced with the following: "(b) Invoices prepared under Clause 14.1(a) (Dayrate Invoices), Clause 14.1A (Pre-Commissioning Rate Invoices) and Clause 14.4 (Other Amounts) shall be prepared in accordance with the Accounting Protocol." 1.6 Clause 14 (Invoicing) of the Original LOA shall be amended by including the following Clause 14.1A (Pre-Commissioning Rate Invoices) immediately prior to Clause 14.2 (Payment) of the Original LOA: "14.1A Pre-Commissioning Rate Invoices Within five (5) Business Days after the end of each Pre-Commissioning Billing Period, the Owner shall submit to the Lessee an invoice setting out: (a) the amount to be paid by the Lessee to the Owner in respect of the Pre- Commissioning Billing Period for which the invoice is submitted in accordance with Clause 13.12 (Pre-COD Rate); and (b) the basis for the calculation of the amount to be paid by the Lessee to the Owner in respect of the Pre-Commissioning Billing Period for which the invoice is submitted together with sufficient supporting documentation to enable the Lessee to verify the amounts due." 1.7 Clause 14.2(a) (Payment) of the Original LOA shall be deleted and replaced with the following: "(a) Subject to this Clause 14.2 (Payment), Clause 14.3 (Incomplete Invoices), Clause 14.5 (Disputed Invoices), Clause 14.7(b) (Audit, Records and Financial Reporting), Clause 17.6(c) (Liens) and Clauses 22.2(b), 22.2(f) and 22.2(k) (General Taxes), each Party shall pay the full amount due to any other Party, without reduction or offset for exchange charges or bank transfer charges, as set out in each invoice issued by that other Party under Clause 14.1 (Dayrate Invoices), Clause 14.1A (Pre-Commissioning Rate Invoices) or Clause 14.4 (Other Amounts) within thirty (30) Days after the date of receipt of such invoice." 1.8 Clause 14.3 (Incomplete Invoices) of the Original LOA shall be deleted and replaced with the following: "14.3 Incomplete Invoices Invoices shall only be considered valid for payment if prepared and submitted with sufficient supporting documentation in accordance with this Clause 14 (Invoicing). If an invoice issued pursuant to Clause 14.1 (Dayrate Invoices), Clause 14.1A (Pre- Commissioning Rate Invoices) or Clause 14.4 (Other Amounts) contains obvious errors in computations or is incomplete (including with respect to sufficient supporting documentation), the receiving Party shall endeavour to return such invoice to the issuing Party within fifteen (15) Days of receipt and the issuing Party shall issue an amended invoice. Payment of an amended invoice shall be made within thirty (30) Days after the date of receipt of such amended invoice. Where the receiving Party has not returned an invoice in accordance with this Clause 14.3 (Incomplete Invoices) the invoice shall be payable in accordance with Clause 14.2(a) (Payment)." 1.9 Clause 14.4(a) of the Original LOA shall be amended by: 1.9.1 in paragraph (v), replacing the words "; or" with a semicolon; 1.9.2 in paragraph (vi), replacing the full stop with the words "; or"; and 1.9.3 including the following as Clause 14.4(a)(vii) (Other Amounts):

Execution Version Legally privileged and confidential GBR01/116379333_2 22 "(vii) an amount is payable by the Lessee to the Owner pursuant to Clause 13.13 (Bonus Milestone Payments), the Owner shall submit to the Lessee an invoice setting out: (A) the amount to be paid by the Lessee to the Owner as determined in accordance with Clause 13.13 (Bonus Milestone Payments); and (B) the basis for the calculation of the amount to be paid by the Lessee to the Owner in respect of such milestone for which the invoice is submitted together with reasonably sufficient supporting documentation to enable the Lessee to verify the amounts due." 1.10 Clause 14.4(c) (Other Amounts) of the Original LOA shall be deleted and replaced with the following: "(c) If any other amounts are due from one Party to another Party, other than those amounts set out in an invoice issued pursuant to Clause 14.1 (Dayrate Invoices), Clause 14.1A (Pre-Commissioning Rate Invoices) or 14.4(a) (Other Amounts), then the Party to whom amounts are owed shall promptly, and in any event within ten (10) Business Days after the amount becomes due, issue an invoice setting out the amount to be paid by the other Party, together with sufficient supporting documentation." 2. OTHER CONSEQUENTIAL AMENDMENTS 2.1 In Clause 1.1 (Definitions) of the Original LOA, the following definitions shall be deleted in their entirety: 2.1.1 "Bullet Payment"; 2.1.2 "Bullet Reimbursement"; 2.1.3 "Bullet Reimbursement Date"; 2.1.4 "Daily LDs"; 2.1.5 "Incentive Payment"; 2.1.6 "Liquidated Damages Liability Cap"; 2.1.7 "Production Bank"; 2.1.8 "Project Delay Event"; 2.1.9 "Project Delay Event Extension Day"; 2.1.10 "Project Delay Event Extension Dayrate"; 2.1.11 "Project Delay Payment"; 2.1.12 "Project Delay Payment Reimbursement"; 2.1.13 "Project Delay Reimbursement Date"; 2.1.14 "Project Delay Start Date"; 2.1.15 "Retained Bullet Payment"; 2.1.16 "Retained Project Delay Amount"; 2.1.17 "Standby Dayrate"; and 2.1.18 "Standby Dayrate Liability Cap".

Execution Version Legally privileged and confidential GBR01/116379333_2 23 2.2 Clause 7.4(e)(ii)(D) (Hold-points) of the Original LOA shall be deleted in its entirety. 2.3 Clauses 7.8(a), (b) and (c) (Project Schedule) of the Original LOA shall be deleted and replaced with the following: (a) The schedule for design, engineering, construction, installation, connection, commissioning and start-up of the GTA Project is the most recent Integrated Project Schedule Level 1 provided by Lessee to Owner as at the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed). Such schedule shall replace the schedule set out in Schedule 4 (Integrated Project Schedule Level 1) ("Project Schedule") from the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed). (b) Having regard to the views of the Owner and the Operator, the Lessee may, from time to time, amend the Project Schedule. The Lessee shall, at regular intervals and at least every two (2) weeks following the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed), provide to the Owner a copy of the Project Schedule, which shall include any revisions made thereto pursuant to this sub-Clause (b). (c) The Owner and the Operator shall accommodate changes to the Project Schedule notified to them by the Lessee, and shall, at regular intervals and at least every two (2) weeks following the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed), provide to the Lessee a copy of the FLNG Project Schedule Level 1. 2.4 Clause 7.9(e) (Target Connection Date) of the Original LOA shall be deleted in its entirety. 2.5 Clauses 7.11(a) to (c) (inclusive) (Ready for Connection and Commissioning Start Dates) of the Original LOA shall be deleted in their entirety. 2.6 Clauses 7.12(d) and (f) (Commissioning Period) of the Original LOA shall be deleted in their entirety. 2.7 Clause 7.13(e) (Acceptance Testing) of the Original LOA shall be deleted in its entirety. 2.8 Clause 7.15 (Daily LDs) of the Original LOA shall be deleted in its entirety. 2.9 Clause 7.16 (Standby Dayrate) of the Original LOA shall be deleted in its entirety. 2.10 Clause 7.17 (Bullet Payment) of the Original LOA shall be deleted in its entirety. 2.11 Clause 7.18 (Liquidated Damages and Standby Dayrate Liability Cap) of the Original LOA shall be deleted in its entirety. 2.12 In Clause 8.3 (Additional Term) of the Original LOA: 2.12.1 Paragraph (a)(iii) shall be amended to delete "that does not give rise to a Project Delay Event"; 2.12.2 Paragraph (a)(iv) shall be deleted in its entirety; 2.12.3 Paragraph (b)(i)(A) shall be amended to delete ", the Project Delay Event Extension Days"; 2.12.4 Paragraph (c)(i)(A)(4) shall be deleted in its entirety; 2.12.5 Paragraph (d)(v) shall be amended to delete "that did not give rise to a Project Delay Event"; and 2.12.6 Paragraphs (d)(vii) and (d)(viii) shall be deleted in their entirety. 2.13 Clause 13.7(a) (Mobilisation and Demobilisation) of the Original LOA shall be deleted in its entirety and replaced with the following: "(a) as included in the rate payable under Clause 13.12 (Pre-COD Rate); and".

Execution Version Legally privileged and confidential GBR01/116379333_2 24 2.14 Clause 14.1(a)(ii)(A) (Dayrate Invoices) of the Original LOA shall be deleted in its entirety and replaced with the following: "(A) without double counting with the amounts payable under, and without prejudice to, Clause 14.1A (Pre-Commissioning Rate Invoices), for each Billing Period prior to the Commercial Operations Date, the amount determined in accordance with Clause 13.12(a)(iv) (Pre-COD Rate);" 2.15 Clauses 14.4(a)(i) and (ii) (Other Amounts) of the Original LOA shall be deleted in their entirety. 2.16 Clause 14.4(b) (Other Amounts) of the Original LOA shall be deleted in its entirety. 2.17 Clause 15.2(g)(ii)(B) (Force Majeure) of the Original LOA shall be deleted in its entirety and replaced with the following: "(B) [*****] in which amounts determined in accordance with Clause 13.12 (Pre-COD Rate) have accrued during any period of FM Event prior to the Commercial Operations Date,". 2.18 Clause 15.5 (Prolonged Project Delay FM) of the Original LOA shall be deleted in its entirety. 2.19 Clause 17.4(a)(i) (Requisition of FLNG Facility) of the Original LOA shall be amended by replacing the words "Clause 7.12(d) (Commissioning Period)" with "Clause 13.12(a)(i), (ii), (iii) and (iv) (Pre-COD Rate), and the Lessee will not be required to make payments pursuant to Clause 13.13 (Bonus Milestone Payments)". 2.20 Clause 23.1(a) (Suspension by Lessee) of the Original LOA shall be deleted and replaced with the following: "(a) if notice of Suspension for Convenience is given during the Commissioning Period, the Lessee shall pay to the Owner compensation in accordance with Clause 13.12(a)(iv) (Pre-COD Rate); or". 2.21 Clause 23.2(e) (Termination by the Lessee) of the Original LOA shall be deleted in its entirety. 2.22 Clause 23.4(c) (Termination by the Owner) of the Original LOA shall be deleted and replaced with the following: "(c) the total amount of the Pre-Connection Rate, the Connection Rate, the Accelerated Commissioning Rate (if applicable), the Commissioning Rate in respect of the period prior to the Commissioning Start Date that has been paid to the Owner and/or is due and payable to the Owner, and the Bonus Milestone Payments which (i) have been paid and (ii) become payable by the Lessee under this Agreement prior to the Commissioning Start Date, is equal to or greater than the Pre-Commissioning Start Date Cap, provided that such right of termination shall only be exercisable for a [*****] following the date that the Pre-Commissioning Start Date Cap is first reached;". 2.23 In Clause 23.8 (Consequences of Termination) of the Original LOA: 2.23.1 paragraph 23.8(a)(i)(A) (Consequences of Termination) shall be deleted in its entirety and replaced with the following: "(A) if the Agreement is validly terminated prior to the Commercial Operations Date: (1) the sum of [*****] paid by the Owner to the Lessee as Delay Amounts (as defined in the 2024 Amendment Deed) in respect of the period prior to [*****]; (2) any sums already paid by the Owner to the Lessee by virtue of the set off arrangement pursuant to paragraph 5.3.1(F) of the 2024 Amendment Deed; and

Execution Version Legally privileged and confidential GBR01/116379333_2 25 (3) amounts already paid by the Owner Credit Support Provider(s) and the Owner SBLC Issuer(s) (provided that if the Owner Credit Support has been previously replenished pursuant to Clauses 18.2(d) or 18.2(f) (Owner Credit Support), such reduction shall only be for the amounts already paid by the Owner Credit Support Provider(s) and the Owner SBLC Issuer(s) from the date of the immediately prior replenishment), at the point in time of termination; or" 2.23.2 paragraph 23.8(a)(i)(B) (Consequences of Termination) shall be deleted in its entirety and replaced with the following: "(B) if the Agreement is validly terminated on or after the Commercial Operations Date: (1) the sum of [*****] paid by the Owner to the Lessee as Delay Amounts (as defined in the 2024 Amendment Deed) in respect of the period prior to [*****]; (2) any sums paid by the Owner to the Lessee by virtue of the set off arrangement pursuant to paragraph 5.3.1(F) of the 2024 Amendment Deed; and (3) amounts paid by the Owner Credit Support Provider(s) and the Owner SBLC Issuer(s) (provided that if the Owner Credit Support has been previously replenished pursuant to Clauses 18.2(d) or 18.2(f) (Owner Credit Support), such reduction shall only be for the amounts already paid by the Owner Credit Support Provider(s) and the Owner SBLC Issuer(s) from the date of the immediately prior replenishment), on and from the Commercial Operations Date until the point in time of termination, " 2.23.3 paragraph 23.8(b)(i)(A)(1) shall be deleted in its entirety and replaced with the following: "(1) the aggregate of all amounts determined in accordance with Clause 13.12 (Pre-COD Rate) which have accrued in respect of: (aa) the Pre-Connection Rate and Connection Rate; (bb) the Accelerated Commissioning Rate but only in respect of any Day for which Accelerated Commissioning Rate is payable in any period after the Accelerated Commissioning Period has ended but the Commissioning Rate Payment Commencement Date has not occurred less [*****]; and (cc) the Commissioning Rate but only in respect of any Day for which Commissioning Rate is payable in any period commencing on Commissioning Start Backstop Date and concluding on (but including) the Day immediately preceding the Commissioning Start Date less [*****]; and" 2.23.4 paragraph 23.8(b)(i)(B)(1) shall be deleted in its entirety; and 2.23.5 paragraph 23.8(b)(i)(B)(2) shall be deleted in its entirety and replaced with the following: "(2) the aggregate of all amounts determined in accordance with Clause 13.12 (Pre-COD Rate) which have accrued in respect of: (aa) the Pre-Connection Rate and Connection Rate; (bb) the Accelerated Commissioning Rate but only in respect of any Day for which Accelerated Commissioning Rate is

Execution Version Legally privileged and confidential GBR01/116379333_2 26 payable in any period after the Accelerated Commissioning Period has ended but the Commissioning Rate Payment Commencement Date has not occurred less [*****]; and (cc) the Commissioning Rate but only in respect of any Day for which Commissioning Rate is payable in any period commencing on Commissioning Start Backstop Date and concluding on (but including) the Day immediately preceding the Commissioning Start Date less [*****]; and". 2.24 Clause 30.6 (Waiver) of the Original LOA shall be deleted in its entirety and replaced with the following: "30.6 Waiver Subject to the terms of 2024 Amendment Deed, none of the terms and conditions of this Agreement shall be considered to be waived by the Lessee, the Operator or the Owner unless a waiver is given in writing by one Party to the others. No failure or delay on the part of a Party to enforce any of the terms and conditions of this Agreement shall constitute a waiver of such terms. No failure or delay on the part of a Party to exercise a right to terminate this Agreement pursuant to Clause 23 (Suspension and Termination) shall constitute a waiver or release of such right, which shall be continuing." 2.25 Clause 30.11 (Surviving Obligations) of the Original LOA shall be amended to remove references to "7.18(a) and 7.18(b) (Liquidated Damages and Standby Dayrate Liability Cap),". 2.26 Paragraph 1.1(a)(i) of Schedule 22 (Bare Boat Charter) of the Original LOA shall be amended to delete the words "23.2(e),". 2.27 Schedule 4 (Project Schedule) shall be amended to rename the Schedule as follows: "Integrated Project Schedule Level 1". 3. SAND FILTRATION AND LNG RECIRCULATION 3.1 In Clause 1.1 (Definitions) of the Original LOA, the following definition shall be deleted and replaced with the following: ""Base Capacity" means the base capacity of the FLNG Facility for each Day, being [*****], as may be adjusted in accordance with Clause 12.5 (Adjustment of Base Capacity). "First Base Capacity Adjustment" shall have the meaning given in Clause 12.5(a)(iii) (Adjustment of Base Capacity). "Subsequent Base Capacity Adjustment" shall have the meaning given in Clause 12.5(a)(iv) (Adjustment of Base Capacity)." 3.2 Clause 1.1 (Definitions) of the Original LOA shall be amended by including the following definitions in the appropriate alphabetical position: ""Sand Filter Maintenance Allowance" shall have the meaning given in Clause 9.3(a) (Scheduled Maintenance). "Sand Maintenance Days" shall have the meaning given in Clause 9.3(a) (Scheduled Maintenance)." 3.3 Clause 6 (Variations) of the Original LOA shall be amended by including the following as a new sub-clause 6.7(f) (Variation Order) immediately after sub-clause 6.7(e) (Variation Order) as follows: "(f) As a result of the Variation Order Proposals set out in Schedule 30 (Variations relating to LNG Recirculation and Sand Filtration) the Parties have agreed to apply a [*****] to the Nameplate Capacity to the effect that all references to Nameplate Capacity in this Agreement shall be deemed references to the Nameplate Capacity as multiplied by such constant. The Parties acknowledge and agree that from the 2024 Amendment Deed Effective Date (as defined in the 2024 Amendment Deed)

Execution Version Legally privileged and confidential GBR01/116379333_2 27 no other adjustment to the Nameplate Capacity or the Base Capacity shall be made, or considered as having been made, due to or as a result of such Variation Order Proposals." 3.4 Clause 9.3(a) (Scheduled Maintenance) of the Original LOA shall be deleted in its entirety and replaced with the following: "(a) The Operator shall have the right to curtail or temporarily discontinue, in whole or in part, the receipt, treatment and liquefaction of Feed Gas by, and storage and offloading of LNG from, the FLNG Facility for the purposes of maintaining the FLNG Facility (other than as a result of any defect or deficiency in the FLNG Facility, including a failure of the FLNG Facility to achieve the Performance Standards) for such periods as would be required by a Reasonable and Prudent Operator and otherwise not exceeding [*****] in any single Contract Year and any rolling [*****] period ("Scheduled Maintenance"), and Clause 13.8(f) (Availability and Capacity Performance) shall apply. Scheduled Maintenance includes an allowance ("Sand Filter Maintenance Allowance") of [*****] for sand filter maintenance, or such other number of Train Days in excess of [*****] as agreed by the Parties at the same time as the Subsequent Base Capacity Adjustment or, if the Parties do not so agree, determined in accordance with Clause 24.4 (Expert Determination), based on the actual in-service experience of the number of Train Days of sand filter maintenance ("Sand Maintenance Days"). If the Parties do not so agree, the then current Sand Filter Maintenance Allowance shall continue to apply until the date of the determination by the Independent Expert, following which the determination applies retrospectively to the start of the relevant [*****] anniversary of the Commercial Operations Date.” 3.5 In Clause 12.5 (Adjustment of Base Capacity) of the Original LOA, paragraphs (a) and (d) shall be deleted in their entirety and replaced with the following: "(a) The Base Capacity shall be adjusted in accordance with this Clause 12.5 (Adjustment of Base Capacity) to compensate for the differences between, in each case: (i) the actual annual average ambient conditions as measured at the location of the LNG Hub Facilities and the reference ambient conditions set out in Table 2 (Nameplate Capacity conditions) of Schedule 3 (Acceptance Tests and Acceptance Appraisals) using the Black & Veatch process model using (to the extent practicable) the same computer simulation software, methodology and principles used for the original FLNG Facility design; and (ii) Sand Maintenance Days and the Sand Filter Maintenance Allowance, on: (iii) the Commercial Operations Date (the "First Base Capacity Adjustment") in the case of Clause 12.5(a)(i) (Adjustment of Base Capacity); and (iv) the date falling [*****] thereafter (a "Subsequent Base Capacity Adjustment") in the cases of Clauses 12.5(a)(i) and (ii) (Adjustment of Base Capacity), to reflect (x) the annual average ambient conditions at the LNG Hub Facilities for the [*****] immediately preceding the relevant Base Capacity Adjustment date and (y) the Sand Maintenance Days data cumulatively collected following the Commercial Operations Date. (d) For the purpose of calculating the Base Capacity Adjustment: (i) the Lessee shall collect, and continue to collect, adequate and relevant ambient condition data at the LNG Hub Facilities appropriately from the date of this Agreement; and

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(ii) the Owner shall record the number of Sand Maintenance Days, and make available such records to the Lessee at the Lessee's request."

3.6 The Original LOA shall be amended by including the following as a new Schedule 30 (*Variations relating to LNG Recirculation and Sand Filtration*) immediately after Schedule 29 (*Accelerated Commissioning*):

SCHEDULE 30
VARIATIONS RELATING TO LNG RECIRCULATION AND SAND FILTRATION

Change Description	Description	VOP No.
FLNG Facilities Design Requirements for Handling Airborne Dust and Fine Sand Particles - B&V Scope of work	Lessee Request No.005 – FLNG Facilities Design Requirements for Handling Airborne Dust and Fine Sand Particles	VOP012a
Continuous LNG circulation to ensure LNG Hub Facilities' jetty pipework is maintained cold	Sweep Up Variations Summary Letter Dated: 31st August 2021 – Sweep up Item 10	VOP016

4. **ACCELERATED COMMISSIONING**

The Original LOA shall be amended by including the following as a new Schedule 29 (*Accelerated Commissioning*) immediately after Schedule 28 (*Form of Credit Support Agreement*):

SCHEDULE 29
ACCELERATED COMMISSIONING

1. **GENERAL**

Unless the context requires otherwise, in this Schedule 29 (*Accelerated Commissioning*), references to a paragraph shall be references to a paragraph in this Schedule 29 (*Accelerated Commissioning*).

2. **ACCELERATED COMMISSIONING PROTOCOL**

The Owner, in consultation with the Lessee, shall deliver to the Lessee a draft Accelerated Commissioning protocol setting out relevant operational and regulatory requirements to safely conduct Accelerated Commissioning, together with the Accelerated Commissioning Scope of Work (the **"Accelerated Commissioning Protocol"**). The Owner and the Lessee shall work together to agree the Accelerated Commissioning Protocol.

3. **PREPARATORY STUDIES**

3.1 The Owner shall conduct the Accelerated Commissioning Technical Feasibility Study, with reasonable cooperation from the Lessee, and the Owner shall report its findings to the Lessee as soon as reasonably practicable after completion thereof.

3.2 The Lessee shall conduct the Accelerated Commissioning Interface Studies, with reasonable cooperation from the Owner, and the Lessee shall report its findings to the Owner as soon as reasonably practicable after completion thereof.

3.3 The Lessee and the Owner, each acting reasonably, shall agree which activities recommended in the Accelerated Commissioning Study Reports shall be undertaken and whether such activities shall be completed before or after the Accelerated Commissioning Trigger Date. Such activities shall be carried out by the Owner or the Lessee (as appropriate),

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Execution Version Legally privileged and confidential GBR01/116379333_2 29 each at their own cost. The Owner and the Lessee shall cooperate to complete such activities. 4. ELECTION OF ACCELERATED COMMISSIONING 4.1 As soon as reasonably practicable following receipt by the Owner of the findings of the Pre- Start Up Technical Review, the Owner shall irrevocably notify the Lessee in writing whether or not it intends to implement Accelerated Commissioning. 4.2 Pursuant to paragraph 4.1 above, if the Owner elects to implement Accelerated Commissioning: 4.2.1 the Owner and the Lessee shall be obliged to complete and carry out any outstanding actions which have been identified in the findings of the Pre-Start Up Technical Review attributable to them, respectively at their own cost and with reasonable cooperation from the other Party; 4.2.2 without prejudice to paragraphs 3.3 and 4.2.1, the Lessee shall require the Owner to take no further actions of a technical nature in respect of Accelerated Commissioning before the Accelerated Commissioning Trigger Date; and 4.2.3 as soon as reasonably practicable following receipt of the notice from the Owner, the Lessee shall notify the Owner whether or not it wishes to implement Accelerated Commissioning. 4.3 Effective from the Accelerated Commissioning Trigger Date, the Owner and the Lessee shall undertake Accelerated Commissioning pursuant to the Accelerated Commissioning Protocol until and unless Accelerated Commissioning is terminated pursuant to paragraph 6 below. 4.4 If either the Owner or the Lessee elects not to implement Accelerated Commissioning pursuant to paragraphs 4.1 and 4.2.3, their respective obligations to carry out any outstanding actions identified in the findings of the Accelerated Commissioning Study Reports (insofar as they relate exclusively to Accelerated Commissioning) shall cease and any and all plans for Accelerated Commissioning shall be abandoned. 5. ACCELERATED COMMISSIONING PERIOD 5.1 For the duration of the Accelerated Commissioning Period: 5.1.1 the Owner and the Lessee shall execute the Accelerated Commissioning Scope of Work and shall keep each other regularly informed in respect of the progress of the Accelerated Commissioning Scope of Work; and 5.1.2 the Owner and the Lessee shall execute their respective responsibilities under all other plans and matters relating to Accelerated Commissioning, including as set out in the Accelerated Commissioning Protocol, and shall co-operate and keep each other regularly informed in respect of the same. 6. TERMINATION OF ACCELERATED COMMISSIONING 6.1 Accelerated Commissioning shall terminate upon the earlier of: 6.1.1 completion of the Accelerated Commissioning Scope of Work; or 6.1.2 the service of a notice by the Lessee, at its sole discretion, to the Owner terminating the Accelerated Commissioning. 6.2 For the avoidance of doubt, the Accelerated Commissioning shall also terminate upon a Party giving notice having an effect of terminating this Agreement pursuant to Clause 23 (Suspension and termination) of this Agreement. 6.3 Where Accelerated Commissioning is terminated pursuant to this paragraph 6: 6.3.1 the Owner shall be entitled to retain any amounts already paid or payable by the Lessee pursuant to Clauses 13.12(a)(i), (ii) and (iii) (Pre-COD Rate) of this Agreement and Clause 13.3(a) (Bonus Milestone Payments) of this Agreement;

Execution Version Legally privileged and confidential GBR01/116379333_2 30 6.3.2 the Owner shall continue to be paid pursuant to Clause 13.12(a)(iii) (Pre-COD Rate) of this Agreement unless this Agreement is terminated pursuant to its terms and, in the event of such termination, the Owner shall remain entitled to any unpaid amounts which have accrued under such Clause and remain unpaid, up to and including the date of termination of this Agreement; and 6.3.3 the provisions of this Agreement set out in paragraph 8 below which have been effected for the duration of the Accelerated Commissioning Period will stop being so effected (without prejudice to their application until such time). 7. GENERAL 7.1 Throughout the Accelerated Commissioning Period the Lessee shall, at its cost, be responsible for commissioning and operating the LNG Hub Facilities for the purposes of Accelerated Commissioning. 7.2 The specification of the Accelerated Commissioning Feed Gas must comply with the Feed Gas Specification to ensure compatibility with the FLNG Facility unless the Lessee and the Operator otherwise agree. 7.3 Title and full benefit to the Accelerated Commissioning Feed Gas and the Accelerated Commissioning LNG Production shall at all times be and remain with the Lessee. For the avoidance of doubt, the Owner acknowledges that no molecules that result from Accelerated Commissioning, regardless of state, shall constitute LNG Production for the purposes of this Agreement. 7.4 Except: 7.4.1 as set out in Clause 13.12(a)(iii) (Pre-COD Rate) of this Agreement, Clause 13.13(a) (Bonus Milestone Payments) of this Agreement and paragraph 6.3 above; 7.4.2 to the extent arising in connection with Variation Costs resulting from a Variation pursuant to Clause 6 (Variations) of this Agreement; and 7.4.3 as otherwise agreed by the Parties, the Owner and the Operator shall not have a right to claim from the Lessee any other remuneration, costs or disbursements in respect of Accelerated Commissioning. 8. MISCELLANEOUS Throughout the Accelerated Commissioning Period references in Clause 11.1(b) (General) of this Agreement to "Commissioning Period" shall be construed as references to "Accelerated Commissioning Period".

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